Exhibit 99.1

Ultra Petroleum Announces Plan Support Agreement Has Over 66.67% Support From Senior Noteholders

HOUSTON, Nov. 23, 2016 /PRNewswire/ -- Ultra Petroleum Corp. (OTC: UPLMQ) announces that the Plan Support Agreement dated November 21, 2016 (the "PSA") and the Backstop Commitment Agreement dated November 21, 2016 (the "Backstop Agreement") have obtained support by holders of more than 66.67% in principal amount of its outstanding 5.750% Senior Notes due 2018 and 6.125% Senior Notes due 2024. Yesterday, the company announced that it had entered into a PSA and a Backstop Agreement with holders of a substantial majority of the principal amount of its outstanding 5.750% Senior Notes due 2018 and 6.125% Senior Notes due 2024.

Mr. Michael Watford, Chairman, President and Chief Executive Officer of the Company, said, "The fact that more than two-thirds of our Ultra Petroleum Corp. Senior Noteholders are now in support of our Plan Support Agreement attests to the strength of the deal that we have reached with these stakeholders and demonstrates that our restructuring process has made significant progress".

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production. The company trades over-the-counter under the ticker symbol "UPLMQ". Additional information on the company is available at www.ultrapetroleum.com.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements in this news release, other than statements of historical fact, are forward-looking statements, are based upon current expectations, and are subject to a number of risks, uncertainties and assumptions. Accordingly, although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance such expectations will prove to have been correct.

There are many risks and uncertainties that can affect the company and its business, including those set forth in its filings with the U.S. Securities and Exchange Commission ("SEC") in the section entitled "Risk Factors" in its Annual Report on Form 10-K for the most recent fiscal year, in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, and from time to time in other SEC filings made by the company. These risks and uncertainties include, but are not limited to: (i) matters arising as a result of the company's on-going chapter 11 proceedings, including the company's ability to confirm and consummate a plan of reorganization, possible adverse effects of the chapter 11 proceedings filing on the company's business and the interests of various constituents, risks associated with third party motions that could be filed in connection with the company's chapter 11 proceedings and which may interfere with the company's ability to confirm and consummate a plan of reorganization; and (ii) matters arising in connection with the company's business operations, including the timing and extent of changes in prices for oil and gas, the timing and extent of the company's success in developing, producing and estimating reserves, possible adverse effects of weather and government regulation, availability and quality of oil field personnel, services, drilling rigs and other equipment used in the company's operations, as well as other factors listed in the reports filed by the company with the SEC. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties affecting the company. The risks and uncertainties affecting the company could cause its actual results to differ materially from those described in the forward-looking statements. The company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

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CONTACT: Sandi Kraemer, Director, Investor Relations and External Reporting, Phone: 281-582-6613, Email: skraemer@ultrapetroleum.com